SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                     January 14, 1998 (January 13, 1998)

                              --------------------


                            ENTERPRISE BANCORP, INC.
               (exact name of registrant as specified in charter)


Massachusetts                       0-21021                04-3308902
(State or Other Jurisdiction        (Commission            (IRS Employer
of Incorporation)                   File Number)           Identification No.)


222 Merrimack Street                                       01852
Lowell, Massachusetts                                      (Zip Code)
(address of principal office)


                                 (508) 459-9000
              (Registrant's telephone number, including area code)






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Item 5.  Other Events.

         Shareholders Rights Plan.

         On January 13, 1998, the Board of Directors of Enterprise Bancorp, Inc. (the "Company") declared a dividend of one Preferred Share Purchase Right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Stock"), of the Company, pursuant to a Rights Agreement, dated as of January 13, 1998, between the Company and Enterprise Bank and Trust Company, as Rights Agent (the "Rights Agreement"). The distribution is payable to stockholders of record as of the close of business on January 20, 1998. Each Right entitles the holder thereof to purchase under certain circumstances one one-hundredth of a share of a new Series A Junior Participating Preferred Stock, par value $.01 per share, or, in certain circumstances, to receive cash, property, Common Stock or other securities of the Company, at a purchase price of $75.00 per one one-hundredth of a preferred share.

         Initially, the Rights will be attached to all certificates representing the shares of the Common Stock and no separate Rights Certificates will be distributed. The Rights will separate from the shares of Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days (or such later date as the Company's Board of Directors may determine before a Distribution Date occurs) following a public announcement by the Company that a person or group of affiliated or associated persons, with certain exceptions (an "Acquiring Person"), has acquired, or has obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Common Stock (the date of such announcement being the "Stock Acquisition Date") or (ii) 10 business days (or such later date as the Company's Board of Directors may determine before a Distribution Date occurs) following the commencement of a tender offer or exchange offer that would result in a person becoming an Acquiring Person.

         Until the Distribution Date, (i) the Rights will be evidenced by the certificates for shares of Common Stock and will be transferred with and only with such Common Stock certificates, (ii) Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 13, 2008, unless earlier redeemed or exchanged by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of shares of the Common Stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights.

         In the event (a "Flip-In Event") a Person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms which a majority of the Company's Outside Directors (as defined in the Rights Agreement) determines to be fair to and otherwise in the best interests of the Company and its shareholders (a "fair offer")),


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                                       -3-

each holder of a Right will thereafter have the right to receive, upon exercise of such Right, shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Flip-In Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. However, Rights will not be exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

         For example, at an exercise price of $75.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-In Event would entitle its holder to purchase $150.00 worth of shares of Common Stock (or other consideration, as noted above) for $75.00. Assuming that the shares of Common Stock had a Current Market Price of $25.00 at such time, the holder of each valid Right would be entitled to purchase six (6) shares of Common Stock for $75.00.

         In the event (a "Flip-Over Event") that, at any time on or after the Stock Acquisition Date, (i) the Company shall take part in a merger or other business combination transaction (other than certain mergers that follow a fair offer) and the Company shall not be the surviving entity or (ii) the Company shall take part in a merger or other business combination transaction in which the shares of Common Stock are changed or exchanged (other than certain mergers that follow a fair offer) or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided, as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right.

         The Purchase Price payable and the number of shares of Preferred Stock (or the amount of cash, property or other securities) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend on, or a subdivision, combination or reclassification of, the shares of Preferred Stock, (ii) if holders of the shares of Preferred Stock are granted certain rights or warrants to subscribe for shares of Preferred Stock or securities convertible into Preferred Stock at less than the Current Market Price of the Preferred Stock or (iii) upon the distribution to holders of shares of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of the Preferred Stock upon the exercise of any Right or Rights. In lieu thereof, a cash payment may be made, as provided in the Rights Agreement.

         At any time until 10 business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Company, in cash, shares of Common Stock or other consideration as the Board of Directors may determine. Immediately upon the effectiveness of the action of the Company's Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price.


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                                       -4-

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income upon the occurrence of either a Flip-In Event or a Flip-Over Event as described above.

         The terms of the Rights, other than key financial terms and the date on which the Rights expire, may be amended by the Board of Directors of the Company prior to the Distribution Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors only in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and certain other related parties) or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

         The Rights Agreement, together with the related Terms of Series A Junior Participating Preferred Stock, Summary of Rights to Purchase Shares of Series A Junior Participating Preferred Stock and form of Rights Certificate, is included as an exhibit to a Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement as included with said Registration Statement on Form 8-A.




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                                       -5-


Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits

                  4 Rights Agreement dated as of January 13, 1998 between Enterprise Bancorp, Inc. and Enterprise Bank and Trust Company, as Rights Agent, incorporated herein by reference from Exhibit 4.1 to the Company's Registration Statement on Form 8-A relating to the Rights.




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                                       -6-

                                   Signatures

         Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                   ENTERPRISE BANCORP, INC.

                                   Date:  January 14, 1998



                                   By: /s/ Richard W. Main
                                          Richard W. Main
                                          President and Chief Operating Officer